CANBIOLA
Public Company, Symbol: CANB

StratMedical Resources

INDEPENDENT CONTRACTOR SALES AND SERVICES AGREEMENT

This Independent Contractor Sales and Services Agreement (this "Agreement" which includes all Amendments hereto) is entered into as of APRIL 6, 2018 (the "Effective Date") by and between Canbiola, Inc., a New York Corporation ("CANBIOLA") and Strategic Medical Resources, LLC, ("CONTRACTOR") (CANBIOLA and CONTRACTOR are collectively the "Parties").

RECITALS

WHEREAS, CANBIOLA is in the business of manufacturing, marketing, promoting and supplying CBD based personal care products, serving customers worldwide.

WHEREAS, CANBIOLA desires to appoint CONTRACTOR as an authorized non-exclusive non-transferable independent contractor to sell CANBIOLA products (collectively, the "Products"); and

WHEREAS, CONTRACTOR desires to accept such appointment, all in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing, and for good and valuable consideration contained herein, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1: DEFINITION

1.1 **"Territory"** There is no geographic limitation to the territory to which this Agreement is applicable.

1.2 **"Product"** is any product produced by CANBIOLA for sale.

1.3 **"Purchaser"** is anyone who purchases CANBIOLA product.

ARTICLE 2: GRANT

2.1 **Grant and Acceptance.** CANBIOLA hereby grants to CONTRACTOR the non- exclusive, non-transferable right, on the terms and conditions set forth herein, to generate orders for the Product. CANBIOLA agrees that any and all sales derived from the sales efforts of CONTRACTOR or CONTRACTOR'S agents shall be attributed to CONTRACTOR. There is no geographic limitation to the territory to which this Agreement is applicable.

ARTICLE 3: NATURE OF RELATIONSHIP

3.1 **Independent Contractor.** Nothing in this Agreement shall be construed as creating a joint venture, partnership, agency, employer/employee, or similar relationship between the Parties, or as authorizing either Party to act as the agent of the other. CONTRACTOR'S relationship to CANBIOLA shall be at all times that of an independent contractor. CONTRACTOR shall have no authority to bind CANBIOLA to any contractual terms except pursuant to forms pre-approved by CANBIOLA or with prior written approval from CANBIOLA. For the avoidance of doubt, it is the Parties' intent that CONTRACTOR shall have an independent contractor

status and not be an employee for any purposes, including, but not limited to, the application of the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the provisions of the Internal Revenue Code, the State Revenue and Taxation Code relating to income tax withholding at the source of income, any Workers' Compensation Insurance statute or regulation, 401(k) and other benefit payments and third party liability claims.

3.2 **Reporting.** CANBIOLA shall provide CONTRACTOR with a monthly sale report listing all sales activity generated by CONTRACTOR and CONTRACTOR'S agents. CANBIOLA will use commercially reasonable efforts to, at some future date, provide CONTRACTOR with a dashboard showing all sales data in real time.

ARTICLE 4: SALES PRICE OF PRODUCTS

4.1 **Product Pricing.** CANBIOLA shall determine the pricing for the Products. Excluding promotions, any change in price or terms of sale will be provided to CONTRACTOR a minimum of 30 days before implementation, unless otherwise mutually agreed to by the parties.

ARTICLE 5: COMPENSATION

5.1 **Commissions.** CONTRACTOR shall be paid based on a commission structure of a) 70% of the total revenue received (as opposed to amount billed) by CANBIOLA from a direct sale (including all subsequent reorders) to a purchaser originally generated by CONTRACTOR and b) 75% of the total revenue received (as opposed to amount billed) by CANBIOLA from a sale (including all subsequent reorders) involving a third-party distributor or sales representative working for CONTRACTOR; provided, such third-party distributor or sales representative is approved and submitted into Canbiola's Ecommerce portal.

5.2 **Timing of Commission Payments.** Commissions shall be paid by the 5th day of each calendar month for payments received by CANBIOLA in the prior calendar month.

5.3 **Fixed Term License Agreements.** CANBIOLA shall pay commissions to CONTRACTOR on any and all sales generated by CONTRACTOR (including all reorders) for as long a period as the contract is in force and the Purchaser continues to purchase products from CANBIOLA. In addition, CANBIOLA will continue to pay CONTRACTOR on all such commissions for a period of five years following termination of this contract.

ARTICLE 6: TERM

6.1 **Term.** This Agreement shall continue in full force and effect unless terminated under the provisions of this Agreement.

6.2 **Termination.** This Agreement may be terminated by either party upon five days' advance notice to the other party.

ARTICLE 7: SERVICES

7.1 **General Responsibilities.** CONTRACTOR shall use reasonable and sound business judgment and decisions in generating orders for and promoting Products in the Territory during the term of this Agreement. CANBIOLA shall, at its expense, provide marketing support to CONTRACTOR, promoting the Product in the Territory, process and fulfill all orders generated by CONTRACTOR and tracking and reporting all such orders to CONTRACTOR.

NB

7.2 **Materials and Resources.** CONTRACTOR shall be responsible for maintaining, at its expense, a place of work, any necessary equipment, vehicles, tools, and appropriate communications facilities needed to perform its obligations under this Agreement.

7.3 **Representations.** CONTRACTOR shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Product that are not strictly consistent with CANBIOLA'S documentation or literature describing the Product.

ARTICLE 8: ADDITIONAL OBLIGATIONS OF CANBIOLA

8.1 **Training.** CANBIOLA shall provide reasonable sales training to CONTRACTOR and its approved agents at periodic intervals, with the frequency and content of the training to be determined by mutual agreement of the Parties. All travel and related costs shall be borne by the CONTRACTOR.

8.2 **Materials.** CANBIOLA shall provide CONTRACTOR with customer purchase documents, all available marketing material, sample products as agreed upon by the parties, and technical information concerning the Products. CANBIOLA shall provide and deliver to customers, at its expense, all Product purchased through CONTRACTOR efforts. CANBIOLA will provide and maintain a technical phone support service or some other information service for customers at no cost to the Licensees or to CONTRACTOR.

8.3 **Representations.** CANBIOLA warrants that: (i) it has all the necessary rights and authority to enter into and perform this Agreement; (ii) the Product will conform to any and all specifications, features, and/or capabilities of the Product contained in any express representation, warranty, statement, or guarantee with respect to the Product made by CANBIOLA in any documented form or literature describing the Product; (iii) the Product will have less than .3% (.003) THC (Tetrahydrocannabinol) and (iv) CANBIOLA shall be solely responsible for design, development, contents, production and furnishing of its Product.

ARTICLE 9: COMPLIANCE

9.1 **Compliance with Law.** The parties represent and agree that they will comply with all governmental (Federal and State) laws, regulations and requirements applicable to the Product and to the duties conducted hereunder.

ARTICLE 10: CONFLICTS OF INTEREST

10.1 **Confidential Information.** CONTRACTOR acknowledges that by reason of its relationship to CANBIOLA hereunder it may have access to certain information and materials concerning CANBIOLA'S technology and products that are confidential and of substantial value. CONTRACTOR agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it in written or other tangible form without the prior written consent of CANBIOLA.

10.2 **Non-Compete.** CONTRACTOR warrants that it does not currently market, generate orders for, promote and/or service any products in competition with Products that are in any way similar in design or function.

10.3 **Non-Solicitation of Employment.** The parties further agree not to offer, solicit or employ any employee of the other party during the term of this Agreement and for a period of two (2) years after termination, without the prior written consent of the other party.

ARTICLE 11: LIMITATIONS OF LIABILITY

11.1 In no event shall either party be liable to the other party, for indirect, incidental, special, or consequential damages of any kind arising out of or in connection with this agreement.

ARTICLE 12: INFRINGEMENT

12.1 The Products and related CANBIOLA tradenames are the property of CANBIOLA and CONTRACTOR agrees not to do anything to infringe on such rights.

ARTICLE 13: NO WARRANTY

13.1 Except as provided to the Purchaser, which shall be inapplicable to CONTRACTOR, CANBIOLA makes no warranties, whether express, implied, contractual or statutory with respect to the Services or PRODUCTS. CANBIOLA disclaims all implied warranties of merchantability and fitness for a particular purpose with respect to the Services and PRODUCTS. All warranties, conditions and other terms implied by law are, to the fullest extent permitted by law, excluded from this Agreement.

ARTICLE 14: CONFIDENTIALITY

14.1 **Parties' Obligations.** Each of the parties agrees to maintain in confidence any non-public information of the other party, whether written or otherwise, disclosed by the other party in the course of performance of this Agreement ("Confidential Information"). Such information must be marked or disclosed as confidential for this Article to apply. The receiving party shall not disclose, use, transmit, inform or make available to any entity, person or body any of the Confidential Information, except as a necessary part of performing its obligations hereunder, and shall take all such actions as are reasonably necessary and appropriate to preserve and protect the Confidential Information and the parties' respective rights therein, at all times exercising at least a reasonable level of care. Each party agrees to restrict access to the Confidential Information of the other party to those employees or agents who require access in order to perform hereunder, and, except as otherwise provided, neither party shall make Confidential Information available to any other person or entity without the prior written consent of the other party.

14.2 **Exclusions.** Confidential Information shall not include any information that is: (i) already known to the receiving party at the time of the disclosure, as shown by the files of the disclosing party in existence at the time of disclosure; (ii) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the receiving party; (iii) subsequently disclosed to the receiving party on a non-confidential basis by a third party not having a confidential relationship with the other party hereto that rightfully acquired such information; (iv) communicated to a third party by the receiving party with the express written consent of the other party hereto; or (v) legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process, provided the receiving party provides prompt notice of any such subpoena, order, or the like to the other party so that such party will have the opportunity to obtain a protective order or otherwise oppose the disclosure, and shall thereafter disclose only the minimum of the other party's Confidential Information that is required to be disclosed.

14.3 **Destruction or Return of Confidential Information.** Upon expiration or termination of this Agreement for any reason, each party shall promptly return to the other party, or destroy, as the parties agree, all copies of the other party's Confidential Information; provided, however, that CANBIOLA shall not be required to destroy or alter any computer archival and backup tapes or archival and backup files, but such archival and backup materials shall be kept confidential in accordance with the terms of this Agreement. All

copies, notes or other derivative material relating to the Confidential Information shall be promptly retrieved or destroyed, as agreed, and no such material shall be retained or used by the receiving party in any form or for any reason.

ARTICLE 15: INDEMNIFICATION

15.1 Each party will indemnify, defend and hold the other party and its respective parents, subsidiaries, affiliates, directors, officers, partners, stockholders, associates, employees and agents (individually an "Indemnitee" and collectively, "Indemnitees") harmless from and against all claims, losses, expenses, fines, penalties, damages, demands, judgments, actions, causes of action, suits and liability claimed by a third party for personal injury, death or damage to tangible property damage (collectively, "Claims") proximately caused by the negligence, misconduct or breach of this Agreement of the party from which indemnification is sought ("Indemnitor") provided the Indemnitees give the Indemnitor prompt written notice of any of the foregoing; provided, however, that the failure of an Indemnitee to promptly notify the Indemnitor shall not relieve the Indemnitor's obligations hereunder except to the extent such failure materially prejudices the Indemnitor's ability to investigate and/or defend the Claims. The Indemnitees shall provide commercially reasonable cooperation and assistance to the Indemnitor in the investigation and defense of such claim and grant the Indemnitor exclusive control of the defense and settlement thereof; provided, however, that no Claims in which an Indemnitee is named as a defendant may be settled or compromised without the Indemnitee's express written consent (which such consent shall not be unreasonably withheld, conditioned or delayed) to the extent that the settlement or compromise imposes any liability or obligation on the Indemnitee. No indemnification will be requested by or provided to an Indemnitee whose actions are a contributing cause, in whole or in part, to the Claims.

ARTICLE 16: GENERAL PROVISIONS

16.1 **Successors and Assigns.** All references in this Agreement to the Parties shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Agreement, including all ongoing commission payments to CONTRACTOR for past and current sales, shall be binding on and shall inure to the benefit of the successors and assigns of the Parties. Notwithstanding the foregoing, CONTRACTOR may not assign any of its obligations under this Agreement or engage agents or subcontractors to perform the services contemplated hereby without the prior written consent of CANBIOLA. Any assignment in contravention of the foregoing shall be null and void.

16.2 **No Implied Waiver.** The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

16.3 **Notice.** Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective party as follows:

CONTRACTOR:
StratMedical Marketing, LLC
517 Acacia Parkway
Spring Branch, TX 78070

CANBIOLA:
Canbiola, Inc.
960 South Broadway, Suite 120
Hicksville, NY, 11801

16.4 **Governing Law.** This Agreement shall be governed by the laws of the state of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the Parties agree to reimburse the prevailing party's reasonable attorneys' fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

16.5 **Severability.** Whenever possible, each provision of this Agreement, will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

16.6 **Headings.** Headings and titles used in this Agreement, including any amendments hereto, are provided for convenience only and shall not be used to construe meaning or intent.

16.7 **Counterparts and Electronic Signatures.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

16.8 **Force Majeure.** In the event either Party's performance of its duties or obligations hereunder (except the payment of money owed) is delayed, prevented, or otherwise made impracticable by reason of any acts of God, fires, floods, hurricanes, typhoons, earthquakes, lightning or other natural catastrophes; war, riots, explosions, national emergencies, strikes, lockouts, slowdowns, labor disputes or other labor difficulties; market shortage of materials; computer "hacking" attack or computer virus; any law, order, regulation or other action of any governing authority; power outages, technical equipment failures, or any other cause beyond such Party's reasonable control, then such Party shall be excused from such performance to the extent that it is delayed or prevented by such cause, provided that such Party uses reasonable efforts, under the circumstances, to resume performance as soon as reasonably practicable.

16.9 **Entire Agreement; Amendments.** This Agreement constitute the entire agreement between the parties and may only be modified by a written instrument executed by an authorized officer of both parties. All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. Neither party shall be bound by any oral agreement or representation, irrespective of when made. Licensee agrees that the use of preprinted forms, such as purchase orders or acknowledgments, are for convenience only and all terms and conditions stated thereon, except for the information requested by this Agreement, are void and of no effect. In the event of any conflict between this Agreement and the terms and conditions on a purchase order or similar document, this Agreement will govern.

16.10 **Other Products.** CONTRACTOR retains the right to sell and service other products and services, as long as those products and services do not involve CBD products or compete with CANBIOLA and CANBIOLA products.

16.11 **Mediation.** The parties agree to negotiate in good faith in an effort to resolve any disputes that may arise between the parties. The parties further agree that any controversy or claim arising out of or relating to this Agreement, any performance or dealings between the parties, or any dispute arising out of the interpretation or application of this Agreement or any dealings between the parties and/or their respective directors, officers, employees or agents, which the parties are not able to resolve by negotiation, will be submitted by the parties to mediation before any other legal recourse. The parties to the dispute will choose a mutually acceptable mediator and will share the costs of mediation equally.

16.12 **Arbitration.** The parties agree that any dispute not resolved by mediation should be settled exclusively by arbitration in California by a single arbitrator pursuant to the American Arbitration Association's Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, then in effect and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof and such arbitrator will have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant. The arbitrator will be mutually chosen from a panel of licensed attorneys familiar with the subject matter of this Agreement having at least fifteen (15) years of professional experience and will be appointed within thirty (30) days of the date the demand for arbitration was sent to the other party. Discovery will be permitted in accordance with the Federal Rules of Civil Procedure of the United States of America. If an arbitration proceeding is brought pursuant to this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees, costs and necessary disbursements incurred in addition to any other relief to which such party may be entitled. Neither the parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to enforce award or to comply with legal or regulatory requirements. Before making any such disclosure, the party intending to make the disclosure shall give the other party written notice of such intention and shall afford the other party a reasonable opportunity to protect its interests, which such period shall not be less than twenty (20) days from the non-disclosing party's receipt of the aforementioned written notice.

******SIGNATURE PAGE FOLLOWS******

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

CANBIOLA, INC.

Signature [signature] Date 5/8/2018

Print Name: Marco Alfonsi Print Title: CEO

Print Email marco@canbiola.com Phone 516-205-4751

Strategic Medical Resources, LLC ("Contractor")

[signature] May 8, 2018

Signature Date

Michael J Bakke Sr. PARTNER

Print Name: Print Title:

BAKKE.SONS@GMAIL.com 210-288-2220

Print Email Phone

[signature] 8 May 2018

James M Stoltz Partner

jstoltz@netXpress.com 210.862.7700

[signature]

Robert L. Nieman 5/8/18

RNIEMAN@BUILTSMARTRESOURCES.COM 210-355-7762